SunAmerica Series Trust

Amended and Restated Establishment and Designation of Series

WHEREAS, the Trust adopted an Amended and Restated Declaration of Trust as of December 1, 2016 (the “Declaration”);

WHEREAS, the Trustees of the Trust, acting pursuant to the Declaration of Trust as then in effect, have heretofore divided the shares of beneficial interest in the Trust, without par value (the “Shares”) into fifty series, as set forth on Schedule A to the Declaration (each a “Series” and collectively, the “Series”);

WHEREAS, the Trustees of the Trust, at a meeting held on October 5, 2016, authorized the change in the name of the Equity Index Portfolio to the SA Large Cap Index Portfolio, effective as of February 6, 2017;

WHEREAS, the Trustees of the Trust, at a meeting held on March 23, 2017, authorized the establishment of the following additional Series of the Trust:

SA Legg Mason Tactical Opportunities Portfolio;

WHEREAS, the Trustees of the Trust, at a meeting held on June 13, 2017, authorized the establishment of the following additional four Series of the Trust

SA Fixed Income Intermediate Index Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio

SA T. Rowe Price Asset Allocation Growth Portfolio

SA VCP Index Allocation Portfolio

and authorized the change in the name of several Series of the Trust as follows, effective as of October 9, 2017:

Prior Series Name	New Series Name
Small & Mid Cap Value Portfolio	SA AB Small & Mid Cap Value Portfolio
American Funds Asset Allocation SAST Portfolio	SA American Funds Asset Allocation Portfolio
American Funds Global Growth SAST Portfolio	SA American Funds Global Growth Portfolio
American Funds Growth SAST Portfolio	SA American Funds Growth Portfolio
American Funds Growth-Income SAST Portfolio	SA American Funds Growth-Income Portfolio
VCP Managed Asset Allocation SAST Portfolio	SA American Funds VCP Managed Asset Allocation Portfolio
Blue Chip Growth Portfolio	SA Blue Chip Growth Portfolio
Capital Growth Portfolio	SA Boston Company Capital Growth Portfolio
Technology Portfolio	SA Columbia Technology Portfolio
Ultra Short Bond Portfolio	SA DFA Ultra Short Bond Portfolio
Dogs of Wall Street Portfolio	SA Dogs of Wall Street Portfolio
Corporate Bond Portfolio	SA Federated Corporate Bond Portfolio
Real Estate Portfolio	SA Pyramis® Real Estate Portfolio
Foreign Value Portfolio	SA Franklin Foreign Value Portfolio
Small Company Value Portfolio	SA Franklin Small Company Value Portfolio
Global Bond Portfolio	SA Goldman Sachs Global Bond Portfolio
Growth Opportunities Portfolio	SA Invesco Growth Opportunities Portfolio

VCP Value Portfolio	SA Invesco VCP Equity-Income Portfolio
Balanced Portfolio	SA JPMorgan Balanced Portfolio
Emerging Markets Portfolio	SA JPMorgan Emerging Markets Portfolio
Global Equities Portfolio	SA JPMorgan Global Equities Portfolio
Growth-Income Portfolio	SA JPMorgan Equity-Income Portfolio
Mid-Cap Growth Portfolio	SA JPMorgan Mid-Cap Growth Portfolio
Telecom Utility Portfolio	SA MFS Telecom Utility Portfolio
International Diversified Equities Portfolio	SA Morgan Stanley International Equities Portfolio
Equity Opportunities Portfolio	SA Oppenheimer Main Street Large Cap Portfolio
VCP Total Return Balanced Portfolio	SA PIMCO VCP Tactical Balanced Portfolio
High-Yield Bond Portfolio	SA PineBridge High-Yield Bond Portfolio
International Growth and Income Portfolio	SA Putnam International Growth and Income Portfolio
SunAmerica Dynamic Allocation Portfolio	SA VCP Dynamic Allocation Portfolio
SunAmerica Dynamic Strategy Portfolio	SA VCP Dynamic Strategy Portfolio
Aggressive Growth Portfolio	SA Wells Capital Aggressive Growth Portfolio
Fundamental Growth Portfolio	SA Wells Capital Fundamental Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2017, authorized the establishment and designation of the following six additional Series of the Trust:

SA Large Cap Growth Index Portfolio

SA Large Cap Value Index Portfolio

SA Emerging Markets Equity Index Portfolio

SA Global Index Allocation 90/10 Portfolio

SA Global Index Allocation 75/25 Portfolio

SA Global Index Allocation 60/40 Portfolio

and further authorized the changes in the names of several series of the Trust to correct scrivener’s errors in the prior designation as follows:

Prior Designation	Corrected Name
SA Blue Chip Growth Portfolio	SA MFS Blue Chip Growth Portfolio
SA Wells Capital Aggressive Growth Portfolio	SA WellsCap Aggressive Growth Portfolio
SA Wells Capital Fundamental Growth Portfolio	SA WellsCap Fundamental Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2017, authorized the change in the name of the following series of the Trust, effective as of May 1, 2018, as follows:

Prior Series Name	New Series Name
SA JPMorgan Balanced Portfolio	SA JPMorgan Diversified Balanced Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on March 27, 2018, authorized the changes in the names of two series of the Trust, effective as of May l, 2018, as follows:

Prior Series Name	New Series Name
SA Franklin Foreign Value Portfolio	SA Templeton Foreign Value Portfolio
SA Pyramis® Real Estate Portfolio	SA Fidelity Institutional AM® Real Estate Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on June 13, 2018, approved the reorganization of each of the following series of the Trust (each, a “Target Series”) into another existing series of the Trust as set forth below (each, an “Acquiring Series”), the shareholders of each such Target Series approved the proposed reorganization on September 20, 2018, and each reorganization resulting in the dissolution and liquidation of such Target Series occurred on October 15, 2018, as follows:

Target Series	Acquiring Series
SA MFS Telecom Utility Portfolio	SA Legg Mason BW Large Cap Value Portfolio
SA Boston Company Capital Growth Portfolio	SA AB Growth Portfolio
SA WellsCap Fundamental Growth Portfolio	SA AB Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on October 10, 2018, authorized the change in the name of the following series of the Trust, effective as of December 14, 2018, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name

SA American Funds® VCP Managed Asset Allocation Portfolio	SA American Funds VCP Managed Allocation Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2018, authorized the establishment of the following additional Series of the Trust:

SA Fidelity Institutional AM® International Growth Portfolio.

WHEREAS, the Trustees of the Trust, at a meeting held on June 11, 2019, authorized the establishment of the following additional Series of the Trust:

SA Franklin U.S. Equity Smart Beta Portfolio.

WHEREAS, the Trustees of the Trust, at a meeting held on March 26, 2020, authorized the establishment of the following additional Series of the Trust:

SA BlackRock Multi-Factor 70/30 Portfolio.

WHEREAS, the Trustees of the Trust, by a written consent dated April 14, 2020, authorized the change in the name of the SA Federated Corporate Bond Portfolio to the SA Federated Hermes Corporate Bond Portfolio, effective as of April 29, 2020, or such other date as determined by the officers of the Trust;

WHEREAS, the Trustees of the Trust, at a meeting held on October 7, 2020, authorized the change in the name of the following series of the Trust, effective as of October 13, 2020, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name

SA Oppenheimer Main Street Large Cap Portfolio	SA Invesco Main Street Large Cap Portfolio

SA Templeton Foreign Value Portfolio	SA PIMCO RAE International Value Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on March 17, 2021, authorized the change in the name of the following series of the Trust, effective as of May 3, 2021, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name
SA Dogs of Wall Street Portfolio	SA Franklin Systematic U.S. Large Cap Value Portfolio

SA Legg Mason BW Large Cap Value Portfolio	SA Franklin BW U.S. Large Cap Value Portfolio

SA Legg Mason Tactical Opportunities Portfolio	SA Franklin Tactical Opportunities Portfolio

NOW THEREFORE, the designation is hereby amended and restated in its entirety to incorporate the actions of the Trustees of the Trust taken at a meeting of the Trustees on March 17, 2021, and the undersigned does hereby certify that, following the actions referenced above, the following Series of the Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	SA AB Growth Portfolio
2.	SA AB Small & Mid Cap Value Portfolio
3.	SA American Funds Asset Allocation Portfolio
4.	SA American Funds Global Growth Portfolio
5.	SA American Funds Growth Portfolio
6.	SA American Funds Growth-Income Portfolio
7.	SA American Funds VCP Managed Allocation Portfolio
8.	SA BlackRock Multi-Factor 70/30 Portfolio
9.	SA Blackrock VCP Global Multi Asset Income Portfolio
10.	SA Columbia Technology Portfolio
11.	SA DFA Ultra Short Bond Portfolio
12.	SA Emerging Markets Equity Index Portfolio
13.	SA Federated Hermes Corporate Bond Portfolio
14.	SA Fidelity Institutional AM® International Growth Portfolio
15.	SA Fidelity Institutional AM® Real Estate Portfolio
16.	SA Fixed Income Index Portfolio
17.	SA Fixed Income Intermediate Index Portfolio
18.	SA Franklin BW U.S. Large Cap Value Portfolio
19.	SA Franklin Small Company Value Portfolio
20.	SA Franklin Systematic U.S. Large Cap Value Portfolio
21.	SA Franklin Tactical Opportunities Portfolio
22.	SA Franklin U.S. Equity Smart Beta Portfolio
23.	SA Global Index Allocation 60/40 Portfolio
24.	SA Global Index Allocation 75/25 Portfolio
25.	SA Global Index Allocation 90/10 Portfolio
26.	SA Goldman Sachs Global Bond Portfolio
27.	SA Goldman Sachs Multi-Asset Insights Portfolio
28.	SA Index Allocation 60/40 Portfolio
29.	SA Index Allocation 80/20 Portfolio
30.	SA Index Allocation 90/10 Portfolio

31.	SA International Index Portfolio
32.	SA Invesco Growth Opportunities Portfolio
33.	SA Invesco Main Street Large Cap Portfolio
34.	SA Invesco VCP Equity-Income Portfolio
35.	SA Janus Focused Growth Portfolio
36.	SA JPMorgan Diversified Balanced Portfolio
37.	SA JPMorgan Emerging Markets Portfolio
38.	SA JPMorgan Equity-Income Portfolio
39.	SA JPMorgan Global Equities Portfolio
40.	SA JPMorgan MFS Core Bond Portfolio
41.	SA JPMorgan Mid-Cap Growth Portfolio
42.	SA Large Cap Growth Index Portfolio
43.	SA Large Cap Index Portfolio
44.	SA Large Cap Value Index Portfolio
45.	SA MFS Blue Chip Growth Portfolio
46.	SA MFS Massachusetts Investors Trust Portfolio
47.	SA MFS Total Return Portfolio
48.	SA Mid Cap Index Portfolio
49.	SA Morgan Stanley International Equities Portfolio
50.	SA PIMCO RAE International Value Portfolio
51.	SA PIMCO VCP Tactical Balanced Portfolio
52.	SA PineBridge High-Yield Bond Portfolio
53.	SA Putnam International Growth and Income Portfolio
54.	SA Schroders VCP Global Allocation Portfolio
55.	SA Small Cap Index Portfolio
56.	SA T. Rowe Price Asset Allocation Growth Portfolio
57.	SA T. Rowe Price VCP Balanced Portfolio
58.	SA VCP Dynamic Allocation Portfolio
59.	SA VCP Dynamic Strategy Portfolio
60.	SA VCP Index Allocation Portfolio
61.	SA WellsCap Aggressive Growth Portfolio

1.       Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.       The number of authorized Shares of each Series is unlimited.

3.       Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section

4.9 of the Declaration.

4.      With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.      The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.      The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.      Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of April 27, 2021.

/s/ Kathleen D. Fuentes

Secretary
Kathleen D. Fuentes